Exhibit 99.1

RETAIL PROPERTIES OF AMERICA, INC.
REPORTS FIRST QUARTER 2021 RESULTS
Oak Brook, IL – May 4, 2021 – Retail Properties of America, Inc. (NYSE: RPAI) (the “Company”) today reported financial and operating results for the quarter ended March 31, 2021.
FINANCIAL RESULTS
For the quarter ended March 31, 2021, the Company reported:
▪Net income attributable to common shareholders of $4.7 million, or $0.02 per diluted share, compared to $22.4 million, or $0.10 per diluted share, for the same period in 2020;
▪Funds from operations (FFO) attributable to common shareholders of $52.3 million, or $0.24 per diluted share, compared to $62.5 million, or $0.29 per diluted share, for the same period in 2020;
▪Operating funds from operations (Operating FFO) attributable to common shareholders of $52.3 million, or $0.24 per diluted share, compared to $57.5 million, or $0.27 per diluted share, for the same period in 2020;
▪Approximately $6 million recorded within lease income, equating to $0.03 per diluted share, due to reversals of uncollectible lease income, primarily consisting of prior period amounts received during the first quarter of 2021 from cash-basis and vacated tenants;
▪Cash collections as of April 26, 2021 of 96% of billed first quarter 2021 base rent, up from 94% of billed fourth quarter 2020 base rent as previously reported; and
▪Cash collections as of March 31, 2021 of 93% of previously deferred base rent that was due during the first quarter of 2021.
OPERATING RESULTS
For the quarter ended March 31, 2021, the Company’s portfolio results were as follows:
▪2.3% decrease in same store net operating income (NOI) over the comparable period in 2020, in large part due to the impact from year-over-year occupancy declines, partially offset by the approximate $6 million lease income benefit described above, nearly all of which relates to same store properties;
▪Retail portfolio occupancy: 91.5% at March 31, 2021, down 20 basis points from 91.7% at December 31, 2020 and down 260 basis points from 94.1% at March 31, 2020;
▪Retail portfolio percent leased, including leases signed but not commenced: 92.7% at March 31, 2021, down 40 basis points from 93.1% at December 31, 2020 and down 260 basis points from 95.3% at March 31, 2020;
▪Total retail portfolio annualized base rent (ABR) per occupied square foot of $19.28 at March 31, 2021, down 0.4% from $19.36 ABR per occupied square foot at December 31, 2020 and down 1.1% from $19.50 ABR per occupied square foot at March 31, 2020;
▪687,000 square feet of retail leasing transactions comprised of 113 new and renewal leases;
▪A blended re-leasing spread of positive 5.8%, comprised of comparable cash leasing spreads of positive 21.3% on new leases and positive 3.0% on renewal leases;
■ Retail Properties of America, Inc.
    T: 855.247.RPAI
     www.rpai.com    2021 Spring Road, Suite 200
    Oak Brook, IL 60523

▪Signed leases at One Loudoun Downtown for 21 of Pad G’s 99 multi-family rental units, branded Vyne, which formally opens later this spring; and
▪Signed a lease representing 74% of Pad G’s 33,000 square feet of office space, branded One Endicott.
“Helped by an accelerating macroeconomic backdrop, our team delivered solid outperformance in the first quarter, with notable fundamental gains for the third consecutive quarter. Leasing activity continues to accelerate with Q1 volumes more than double prior-year levels, 21.3% spreads on new leases, and earlier-than-forecast leasing progress at our One Loudoun expansion,” stated Steve Grimes, chief executive officer. “Given our momentum, we are increasing our full-year 2021 Operating FFO guidance.”
INVESTMENT ACTIVITY
Expansions and Redevelopments
The Company continues to make progress on the execution of its active expansion and redevelopment projects and invested $15.4 million during the first quarter of 2021 primarily at Circle East, One Loudoun Downtown, The Shoppes at Quarterfield and Southlake Town Square, with the vast majority of this investment related to the One Loudoun Downtown Pads G & H expansion project.
Active Projects
One Loudoun Downtown
During the quarter, the Company and KETTLER, its joint venture partner for the multi-family component of the mixed-use expansion of Pads G & H at One Loudoun Downtown located in the Washington, D.C. metropolitan statistical area (MSA), signed leases for 21 of Pad G’s 99 multi-family rental units, branded Vyne, which formally opens later this spring. The Company also signed a lease representing 74% of Pad G’s 33,000 square feet of office space, branded One Endicott.
At Pad H, which includes 279 multi-family rental units, construction continues to progress, including in-unit installation of cabinet and tile as well as work on the main exterior courtyard in preparation for hardscape and pool installation.
The aggregate One Loudoun Downtown Pads G & H expansion project, which includes 378 multi-family rental units as well as 67,000 square feet of commercial gross leasable area, remains on track to stabilize in Q2 – Q3 2022.
Circle East
During the quarter, the Company signed Urban Outfitters for in-line space at its 80,000 square foot Circle East mixed-use project located in Towson, MD within the Baltimore MSA, bringing the project to 27% leased. Ethan Allen and Shake Shack, the two anchor tenants for the project, opened during the first quarter, and Madison Reed, an in-line tenant, opened subsequent to quarter end.
Other Projects
Construction continues at the single-tenant pad development at Southlake Town Square with targeted stabilization in Q1 – Q2 2021 as well as The Shoppes at Quarterfield reconfiguration with targeted stabilization in Q1 – Q2 2022, both of which are 100% leased.

BALANCE SHEET
As of March 31, 2021, the Company had no currently outstanding unsecured debt principal due until November 2023, a fully undrawn $850.0 million unsecured revolving line of credit and approximately $888.0 million in total available liquidity, compared to $891.5 million as of December 31, 2020 and $769.2 million as of March 31, 2020.
Additionally, as of March 31, 2021, the Company had $1.8 billion of gross consolidated indebtedness with a weighted average contractual interest rate of 4.19% and a weighted average maturity of 5.6 years, up from 3.7 years as of March 31, 2020. The Company continues to benefit from substantial headroom relative to its debt covenants, including a debt service coverage ratio of 3.4x, well in excess of the 1.5x requirement under its debt agreements.
DIVIDEND
As previously announced on March 15, 2021, the Company’s board of directors declared a first quarter dividend for its outstanding Class A common stock of $0.07 per common share, up from the $0.06 per common share declared for the fourth quarter of 2020 and the $0.05 per common share declared for the third quarter of 2020. The first quarter dividend of $0.07 per common share, which totaled $15.0 million, was paid on April 9, 2021, to Class A common stockholders of record on March 26, 2021.
The Company’s board of directors will continue to monitor the Company’s financial performance and evaluate the dividend declaration quarterly, considering tax requirements, as well as other factors, and aiming to grow the quarterly dividend amount over time.
2021 GUIDANCE
Given ongoing consideration for the current macroeconomic and public health outlook, among other factors and variables, as well as first quarter results, the Company currently expects to generate net income attributable to common shareholders of $0.06 to $0.10 per diluted share in 2021, compared to the prior range of $0.02 to $0.10 per diluted share. The Company is updating its 2021 Operating FFO attributable to common shareholders guidance range to $0.83 to $0.87 per diluted share, up from the prior range of $0.76 to $0.84 per diluted share based, in part, on the following assumptions:
▪General and administrative expenses of $41 to $43 million; and
▪Acquisitions, property dispositions and capital markets transactions evaluated and executed opportunistically.
Additional factors influencing the 2021 guidance ranges include actual first quarter 2021 results, which included approximately $6 million recorded within lease income, equating to $0.03 per diluted share, primarily consisting of prior period amounts received during the first quarter of 2021 from cash-basis and vacated tenants, as well as expectations for:
▪Occupancy;
▪Collectibility of lease income amounts deferred from 2020 that are due in 2021;
▪Collection of 2021 lease income amounts due from tenants accounted for on the cash basis of accounting, which aggregated 11% of ABR as of March 31, 2021, the population of which is subject to evaluation and adjustment each reporting period, and the impact of any such adjustment could be significant; and
▪Variability in non-cash items, including straight-line rent, which is largely dependent on changes to the aforementioned population of cash-basis tenants.

WEBCAST AND CONFERENCE CALL INFORMATION
The Company’s management team will hold a webcast on Wednesday, May 5, 2021 at 11:00 AM (ET), to discuss its quarterly financial results and operating performance, as well as business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.
A live webcast will be available online on the Company’s website at www.rpai.com in the INVEST section. A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the INVEST section of the website and follow the instructions.
The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register. A replay of the call will be available from 2:00 PM (ET) on May 5, 2021, until midnight (ET) on May 19, 2021. The replay can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers and entering pin number 13717240.
SUPPLEMENTAL INFORMATION
The Company has posted supplemental financial and operating information and other data in the INVEST section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of March 31, 2021, the Company owned 102 retail operating properties in the United States representing 19.9 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “should,” “intends,” “plans,” “estimates” or “anticipates” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic, business and financial conditions, and changes in the Company’s industry and changes in the real estate markets in particular, economic and other developments in markets where the Company has a high concentration of properties, the Company’s business strategy, the Company’s projected operating results, rental rates and/or vacancy rates, frequency and magnitude of defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy, insolvency or general downturn in the business of a major tenant or a significant number of smaller tenants, adverse impact of e-commerce developments and shifting consumer retail behavior on tenants, interest rates or operating costs, the discontinuation of London Interbank Offered Rate (LIBOR), real estate and zoning laws and changes in real property tax rates, real estate valuations, the Company’s leverage, the Company’s ability to generate sufficient cash flows to service outstanding indebtedness and make distributions to shareholders, changes in the dividend policy for the Company’s Class A common stock, the Company’s ability to obtain necessary outside financing, the availability, terms and deployment of capital, general volatility of the capital and credit markets and the market price of the Company’s Class A common stock, risks generally associated with real estate acquisitions and dispositions, including the Company’s ability to identify and pursue acquisition and disposition opportunities, risks generally associated with redevelopment, including the impact of construction delays and cost overruns and related impact on the Company’s estimated investments in such redevelopment, the Company’s ability to lease redeveloped space, the Company’s ability to identify and pursue redevelopment opportunities and the risk that it takes longer than expected for development assets to stabilize or that the Company does not achieve its estimated returns on such investments, the Company’s ability to enter into new leases or renew leases on favorable terms, pandemics or other public health crises, such as the COVID-19 pandemic, and the related impact on (i) the Company’s ability to manage its properties, finance its operations and perform necessary administrative and reporting functions and (ii) the ability of the Company’s tenants to operate their businesses, generate sales and meet their financial obligations, including the obligation to pay rent and other charges as specified in their leases, the Company’s ability to create long-term shareholder value, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors,” which you should interpret as heightened as a result of the numerous and ongoing adverse impacts of COVID-19. The extent to which COVID-19 impacts the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, including the adoption of available COVID-19 vaccines, and the direct and indirect economic effects of the pandemic and containment measures, among others. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income computed in accordance with generally accepted accounting principles (GAAP), excluding (i) depreciation and amortization related to real estate, (ii) gains from sales of real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of real estate assets and investments in entities directly attributable to decreases in the value of real estate held by the entity. The Company has adopted the NAREIT definition in its computation of FFO attributable to common shareholders. The Company believes that, subject to the following limitations, FFO attributable to common shareholders provides a basis for comparing its performance and operations to those of other real estate investment trusts (REITs). The Company believes that FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends.
The Company also reports Operating FFO attributable to common shareholders, which is defined as FFO attributable to common shareholders excluding the impact of discrete non-operating transactions and other events which the Company does not consider representative of the comparable operating results of its real estate operating portfolio, which is its core business platform. Specific examples of discrete non-operating transactions and other events include, but are not limited to, the impact on earnings from gains or losses associated with the early extinguishment of debt or other liabilities, litigation involving the Company, including gains recognized as a result of settlement and costs to engage outside counsel related to litigation with former tenants, the impact on earnings from executive separation and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO attributable to common shareholders. The Company believes that Operating FFO attributable to common shareholders, which is a supplemental non-GAAP financial measure, provides an additional and useful means to assess the operating performance of REITs. Operating FFO attributable to common shareholders does not represent an alternative to (i) “Net income” or “Net income attributable to common shareholders” as an indicator of the Company’s financial performance, or (ii) “Cash flows from operating activities” in accordance with GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Comparison of the Company’s presentation of Operating FFO attributable to common shareholders to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Net Operating Income (NOI), which it defines as all revenues other than (i) straight-line rental income (non-cash), (ii) amortization of lease inducements, (iii) amortization of acquired above and below market lease intangibles and (iv) lease termination fee income, less real estate taxes and all operating expenses other than lease termination fee expense and non-cash ground rent expense, which is comprised of amortization of right-of-use lease assets and amortization of lease liabilities. NOI consists of Same Store NOI and NOI from Other Investment Properties. Same Store NOI represents NOI from the Company’s same store portfolio consisting of 102 retail operating properties acquired or placed in service and stabilized prior to January 1, 2020. NOI from Other Investment Properties represents NOI primarily from (i) properties acquired or placed in service during 2020 and 2021, (ii) the multi-family rental units at Plaza del Lago, (iii) Circle East, which is in active redevelopment, (iv) One Loudoun Downtown – Pads G & H, which are in active development, (v) Carillon, a redevelopment project where the Company halted plans for vertical construction during 2020 in response to macroeconomic conditions due to the impact of the COVID-19 pandemic, (vi) The Shoppes at Quarterfield, which is in active redevelopment, (vii) land held for future development, (viii) investment properties that were sold or classified as held for sale during 2020, and (ix) the net income from the Company’s wholly owned captive insurance company. The Company believes that NOI, Same Store NOI and NOI from Other Investment Properties, which are supplemental non-GAAP financial measures, provide an additional and useful operating perspective not immediately apparent from “Net income” or “Net income attributable to common shareholders” in accordance with GAAP. The Company uses these measures to evaluate its performance on a property-by-property basis because they allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base have on the Company’s operating results. NOI, Same Store NOI and NOI from Other Investment Properties do not represent alternatives to “Net income” or “Net income attributable to common shareholders” in accordance with GAAP as indicators of the Company’s financial performance. Comparison of the Company’s presentation of NOI, Same Store NOI and NOI from Other Investment Properties to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
CONTACT INFORMATION
Michael Gaiden
Senior Vice President – Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Investment properties:
Land	$1,075,720	$1,075,037
Building and other improvements	3,593,830	3,590,495
Developments in progress	197,453	188,556
	4,867,003	4,854,088
Less: accumulated depreciation	(1,547,223)	(1,514,440)
Net investment properties (includes $84,278 and $74,314 from consolidated variable interest entities, respectively)	3,319,780	3,339,648

Cash and cash equivalents	38,315	41,785
Accounts receivable, net	66,130	73,983
Acquired lease intangible assets, net	63,489	66,799
Right-of-use lease assets	42,306	42,768
Other assets, net (includes $423 and $354 from consolidated variable interest entities, respectively)	68,838	72,220
Total assets	$3,598,858	$3,637,203

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized discount of $(439) and $(450), respectively, and unamortized capitalized loan fees of $(176) and $(192), respectively)	$90,943	$91,514
Unsecured notes payable, net (includes unamortized discount of $(6,258) and $(6,473), respectively, and unamortized capitalized loan fees of $(7,220) and $(7,527), respectively)	1,186,522	1,186,000
Unsecured term loans, net (includes unamortized capitalized loan fees of $(2,273) and $(2,441), respectively)	467,727	467,559
Unsecured revolving line of credit	—	—
Accounts payable and accrued expenses	48,637	78,692
Distributions payable	15,031	12,855
Acquired lease intangible liabilities, net	60,033	61,698
Lease liabilities	84,358	84,628
Other liabilities (includes $4,067 and $3,890 from consolidated variable interest entities, respectively)	64,130	72,127
Total liabilities	2,017,381	2,055,073

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, none issued or outstanding	—	—
Class A common stock, $0.001 par value, 475,000 shares authorized, 214,733 and 214,168 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	215	214
Additional paid-in capital	4,521,067	4,519,522
Accumulated distributions in excess of earnings	(2,920,701)	(2,910,383)
Accumulated other comprehensive loss	(23,611)	(31,730)
Total shareholders’ equity	1,576,970	1,577,623
Noncontrolling interests	4,507	4,507
Total equity	1,581,477	1,582,130
Total liabilities and equity	$3,598,858	$3,637,203

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues:
Lease income	$119,380	$118,695

Expenses:
Operating expenses	18,065	16,414
Real estate taxes	18,934	18,533
Depreciation and amortization	47,867	40,173
Provision for impairment of investment properties	—	346
General and administrative expenses	11,118	9,165
Total expenses	95,984	84,631

Other (expense) income:
Interest expense	(18,752)	(17,046)
Gain on litigation settlement	—	6,100
Other income (expense), net	69	(761)
Net income	4,713	22,357
Net income attributable to noncontrolling interests	—	—
Net income attributable to common shareholders	$4,713	$22,357

Earnings per common share – basic and diluted:
Net income per common share attributable to common shareholders	$0.02	$0.10

Weighted average number of common shares outstanding – basic	213,651	213,215

Weighted average number of common shares outstanding – diluted	214,348	213,215

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands, except per share amounts)
(unaudited)

Funds From Operations (FFO) Attributable to Common Shareholders and
Operating FFO Attributable to Common Shareholders

	Three Months Ended March 31,
	2021	2020

Net income attributable to common shareholders	$4,713	$22,357
Depreciation and amortization of real estate (a)	47,540	39,838
Provision for impairment of investment properties	—	346
FFO attributable to common shareholders	$52,253	$62,541
FFO attributable to common shareholders per common share outstanding – diluted	$0.24	$0.29

FFO attributable to common shareholders	$52,253	$62,541
Impact on earnings from the early extinguishment of debt, net	64	—
Gain on litigation settlement	—	(6,100)
Other (b)	28	1,011
Operating FFO attributable to common shareholders	$52,345	$57,452
Operating FFO attributable to common shareholders per common share outstanding – diluted	$0.24	$0.27

Weighted average number of common shares outstanding – diluted	214,348	213,215

(a)Includes $7,527 of accelerated depreciation recorded in connection with the write-off of assets taken out of service due to the demolition of a retail outparcel at the Company’s Tacoma South investment property during the three months ended March 31, 2021.
(b)Primarily consists of the impact on earnings from litigation involving the Company, including costs to engage outside counsel related to litigation with former tenants, which is included within “Other income (expense), net” in the condensed consolidated statements of operations.

FFO Attributable to Common Shareholders and Operating FFO Attributable to Common Shareholders Guidance

	ORIGINAL		UPDATED
	Per Share Guidance Range Full Year 2021		Per Share Guidance Range Full Year 2021
	Low	High	Low	High

Net income attributable to common shareholders	$0.02	$0.10	$0.06	$0.10
Depreciation and amortization of real estate	0.74	0.74	0.77	0.77
Gain on sales of investment properties	—	—	—	—
FFO attributable to common shareholders	$0.76	$0.84	$0.83	$0.87

Other	—	—	—	—
Operating FFO attributable to common shareholders	$0.76	$0.84	$0.83	$0.87

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures (continued)
(amounts in thousands)
(unaudited)

Reconciliation of Net Income Attributable to Common Shareholders to Same Store NOI

	Three Months Ended March 31,
	2021	2020

Net income attributable to common shareholders	$4,713	$22,357
Adjustments to reconcile to Same Store NOI:
Gain on litigation settlement	—	(6,100)
Depreciation and amortization	47,867	40,173
Provision for impairment of investment properties	—	346
General and administrative expenses	11,118	9,165
Interest expense	18,752	17,046
Straight-line rental income, net	(420)	(341)
Amortization of acquired above and below market lease intangibles, net	(1,225)	(976)
Amortization of lease inducements	423	419
Lease termination fees, net	(679)	(124)
Non-cash ground rent expense, net	212	333
Other (income) expense, net	(69)	761
NOI	80,692	83,059
NOI from Other Investment Properties	(326)	(811)
Same Store NOI	$80,366	$82,248